Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K/A (the “Form 8-K/A”) filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2021.

Introduction

The Company (‘Landsea”) is providing the following unaudited pro forma condensed combined financial statements to aid you in your analysis of the financial aspects of the Acquisition. The following unaudited pro forma condensed combined financial statements present the combination of the financial information of the Company and Vintage Estate Homes adjusted to give effect to the Acquisition. The following unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X.

As a result of the Acquisition, on May 4, 2021 (the “Acquisition Date”) Landsea obtained all of the outstanding equity interests of Vintage Estate Homes for a purchase price of $54.6 million, subject to certain adjustments as further described in the Purchase Agreement. The Acquisition has been treated as a business combination for accounting purposes and Landsea was determined to be the accounting acquirer. The purchase price of the Acquisition has been allocated to the assets acquired and liabilities assumed based on their preliminary fair values at the Acquisition Date.

The unaudited pro forma condensed combined financial statements have been prepared to give effect to the Acquisition, and include:

●	the acquisition of Vintage Estate Homes by Landsea under the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, ASC 805, “Business Combinations,” where the assets and liabilities of Vintage Estate Homes will be recorded by Landsea at their respective fair values as of the Acquisition Date;

●	the payment of $54.6 million in cash to Vintage Estate Homes’ owners in exchange for all outstanding equity interests in Vintage Estate Homes;

●	certain reclassifications to conform the historical financial statement presentation of Vintage Estate Homes to that of Landsea; and

●	transaction costs in connection with the Acquisition.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of the Company and the historical balance sheet of Vintage Estate Homes on a pro forma basis as if the Acquisition, summarized above, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021, combine the historical statements of operations of the Company and Vintage Estate Homes for such periods on a pro forma basis as if the Acquisition had been consummated on January 1, 2020, the beginning of the earliest period presented.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Acquisition. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies, post-Acquisition synergies and/or cost savings that we may achieve with respect to the combined companies. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of Landsea and Vintage Estate Homes after giving effect to the Acquisition using the acquisition method of accounting and after applying the assumptions, reclassifications and adjustments described in the accompanying notes based on current intentions and expectations relating to the combined business.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon assets acquired and liabilities assumed through the Acquisition. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of  assets and liabilities, (2) changes in allocations to intangible assets such as trade names as well as goodwill and (3) other changes to assets and liabilities.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	Landsea (Historical)	Vintage Estate Homes (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$190,736	$4,998	$—	$(53,600)	A	$141,303
				(831)	B
Cash held in escrow	4,138	—	—	—		4,138
Accounts receivable	—	49	(49)	—		—
Contract assets	—	1,248	(1,248)	—		—
Real estate inventories	724,437	80,881	227	11,900	C	817,445
Property and equipment	—	665	(665)	—		—
Due from affiliates	3,097	—	—	—		3,097
Right-of-use asset	—	1,134	(1,134)	—		—
Related party receivables	—	137	(137)	—		—
Investment in and advances to unconsolidated joint ventures	17,172	—	—	—		17,172
Goodwill	20,705	—	—	5,885	D	26,590
Other assets	27,254	1,579	2,598	(1,000)	A	31,981
				1,550	E
Total assets	$987,539	$90,691	$(408)	$(36,096)		$1,041,726

See notes to unaudited pro forma condensed combined financial statements

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)

AS OF MARCH 31, 2021

(in thousands)

	Landsea (Historical)	Vintage Estate Homes (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
LIABILITIES
Accounts payable	$40,826	$8,239	$(413)	$2,648	F	$49,396
				(2,648)	A
				744	F
Accrued expenses and other liabilities	51,994	3,404	12,373	(831)	B	67,280
				340	G
Contract liabilities	—	250	(250)
Lease liability	—	1,188	(1,188)
Related party payables	—	9	(9)
Customer deposits	—	10,513	(10,513)	—		—
Due to affiliates	2,357	—	—	—		2,357
Warrant liability	16,225	—	—	—		16,225
Construction lines of credit	—	29,437	(29,437)	—		—
Notes and other debts payable, net	319,479	2,453	29,029	(407)	H	350,554
Subordinated related party debt	—	5,940	—	(5,940)	A	—
Total liabilities	430,881	61,433	(408)	(6,094)		485,812

COMMITMENTS AND CONTINGENCIES

EQUITY
Preferred stock	—	—	—	—		—
Common stock	5	—	—	—		5
Members’ Equity	—	29,258	—	(29,258)	I	—
Additional paid-in capital	530,427	—	—	—		530,427
Retained earnings	24,937	—	—	(744)	C	24,193
Noncontrolling interests	1,289	—	—	—		1,289
Total stockholders’ equity	556,658	29,258	—	(30,002)		555,914
Total liabilities and stockholders’ deficit	$987,539	$90,691	$(408)	$(36,096)		$1,041,726

See notes to unaudited pro forma condensed combined financial statements

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	Landsea (Historical)	Vintage Estate Homes (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Home sales	$154,765	$39,341	$(5,485)	$—		$188,621
Lot sales and other revenue	5,654	—	5,472	—		11,126
Total revenue	160,419	39,341	(13)	—		199,747

Cost of sales
Home sales	136,841	32,704	(5,281)	(149)	AA	163,916
				(199)	BB
Inventory impairments	—	—	—	—		—
Lot sales and other cost of sales	4,780	—	3,750	—		8,530
Total cost of sales	141,621	32,704	(1,531)	(348)		172,446

Gross margin
Home sales	17,924	6,637	(204)	348		24,705
Lot sales	874	—	1,722	—		2,596
Total gross margin	18,798	6,637	1,518	348		27,301

Sales and marketing expenses	9,931	—	2,200	—		12,131
General and administrative expenses	14,986	—	2,899	(18)	CC	17,867
Selling, general and administrative	—	3,568	(3,568)	—		—
Total operating expenses	24,917	3,568	1,531	(18)		29,998

(Loss) income from operations	(6,119)	3,069	(13)	366		(2,697)

Other income (expense), net	(61)	59	13	—		11
Equity in net (loss) income of unconsolidated joint ventures	(21)	—	—	—		(21)
(Loss) on remeasurement of warrant liability	(4,950)	—	—	—		(4,950)
(Loss) income before income taxes	(11,151)	3,128	—	366		(7,657)

(Benefit) provision for income taxes	(4,065)	—	—	908	EE	(3,157)

Net (loss) income	(7,086)	3,128	—	(542)		(4,500)
Net loss attributed to noncontrolling interests	(12)	—	—	—		(12)
Net (loss) income attributable to Landsea Homes Corporation	$(7,074)	$3,128	$—	$(542)		$(4,488)
(Loss) per share:
Basic and Diluted	$(0.16)					$(0.10)	GG
Weighted average common shares outstanding
Basic and Diluted	44,245,847					44,245,847	GG

See notes to unaudited pro forma condensed combined financial statements

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Landsea (Historical)	Vintage Estate Homes (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined

Revenue
Home sales	$734,608	$157,117	$(23,311)	$—		$868,414
Lot sales and other revenue	—	—	23,008	—		23,008
Total revenue	734,608	157,117	(303)	—		891,422

Cost of sales
Home sales	636,324	132,958	(24,387)	(352)	AA	755,684
				(759)	BB
				11,900	FF
Inventory impairments	3,413	—	—	—		3,413
Lot sales and other cost of sales	—	—	17,240	—		17,240
Total cost of sales	639,737	132,958	(7,147)	10,789		776,337

Gross margin
Home sales	94,871	24,159	1,076	(10,789)		109,317
Lot sales	—	—	5,768	—		5,768
Total gross margin	94,871	24,159	6,844	(10,789)		115,085

Sales and marketing expenses	48,100	—	9,497	—		57,597
General and administrative expenses	42,598	—	13,189	3,410	CC	60,747
				1,550	DD
Selling, general and administrative	—	15,577	(15,577)	—		—
Total operating expenses	90,698	15,577	7,109	4,960		118,344

Income from operations	4,173	8,582	(265)	(15,749)		(3,259)

Other income (expense), net	80	35	303	—		418
Equity in net (loss) income of unconsolidated joint ventures	(16,418)	—	—	—		(16,418)
(Loss) income before income taxes	(12,165)	8,617	38	(15,749)		(19,259)

(Benefit) provision for income taxes	(3,081)	—	38	(1,844)	EE	(4,887)

Net (loss) income	(9,084)	8,617	—	(13,905)		(14,372)
Net (loss) income attributed to noncontrolling interests	(133)	—	—	—		(133)
Net (loss) income attributable to Landsea Homes Corporation	$(8,951)	$8,617	$—	$(13,905)		$(14,239)
(Loss) per share:
Basic and Diluted	(0.27)					$(0.44)	GG
Weighted average common shares outstanding
Basic and Diluted	32,557,303					32,557,303	GG

See notes to unaudited pro forma condensed combined financial statements

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Landsea and Vintage Estate Homes after giving effect to the Acquisition using the acquisition method of accounting, as well as certain reclassifications and pro forma adjustments.

In accordance with the acquisition method of accounting for business combinations, the assets acquired and the liabilities assumed will be recorded as of the completion of the Acquisition at their respective fair values. The excess purchase consideration over the fair values of assets acquired and liabilities assumed will be recorded as goodwill.

The unaudited pro forma condensed combined financial statements should be read together with the historical financial statements and related notes, as follows:

●	Accompanying notes to the unaudited pro forma condensed combined financial statements;

●	Audited historical consolidated financial statements of Landsea as of and for the year ended December 31, 2020, included in Landsea’s Post-Effective Amendment No. 1 to Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2021;

●	Audited historical consolidated financial statements of Vintage Estate Homes and subsidiaries as of and for the year ended December 31, 2020, included in this Form 8-K/A;

●	Unaudited historical consolidated financial statements of Landsea as of and for the three months ended March 31, 2021, included in Landsea’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021;

●	Unaudited historical consolidated financial statements of Vintage Estate Homes as of and for the three months ended March 31, 2021, included in this Form 8-K/A.

2.	Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in Landsea’s audited financial statements as of and for the year ended December 31, 2020 and Landsea’s unaudited financial statements as of and for the three months ended March 31, 2021.

Certain reclassifications have been reflected in the pro forma adjustments to conform Vintage Estate Homes’ presentation to Landsea’s presentation in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements may not reflect all the adjustments necessary to conform the accounting policies of Vintage Estate Homes to the accounting policies of Landsea.

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company.

3.	Calculation of Purchase Consideration and Preliminary Purchase Price Allocation

The aggregate purchase price of the Acquisition was $54.6 million in cash, based on a base purchase price of $54.6 million adjusted for (i) Vintage Estate Homes closing costs paid by Landsea (ii) Vintage Estate Homes debt paid off by Landsea, and (iii) an amount held in escrow, all of which reduced the base purchase price to $41.0 million. The adjustments described above were determined to be part of the purchase consideration for accounting purposes.

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(in thousands)
Base purchase price (1)	$54,600
Closing transaction expenses (2)	(2,648)
Note repayment amounts (3)	(5,940)
Escrow holdback amount (4)	(5,000)
Closing date purchase price	41,012

Closing date purchase price	41,012
Closing transaction expenses (2)	2,648
Note repayment amounts (3)	5,940
Escrow holdback amount (4)	5,000
Total purchase consideration	$54,600

(1)	Represents the Base purchase price as defined by the Purchase Agreement.

(2)	Represents Vintage Estate Homes’ transaction costs paid by Landsea, which reduces the Closing date purchase price paid to Vintage Estate Homes per the Purchase Agreement and are added back to accounting purchase consideration.

(3)	Represents Vintage Estate Homes’ debt paid by Landsea, which reduces the Closing date purchase price paid to Vintage Estate Homes per the Purchase Agreement and are added back to accounting purchase consideration.

(4)	Represents amounts paid by Landsea and held in escrow, which reduces the Closing date purchase price paid to Vintage Estate Homes per the Purchase Agreement and are added back to accounting purchase consideration.

We identified and recorded the assets acquired and liabilities assumed at their preliminary estimated fair values at the Acquisition Date and allocated the remaining value of approximately $5.9 million to goodwill. For acquired assets and liabilities for which the fair value was determined to equal book value, the book value as of the pro forma balance sheet date of March 31, 2021 was used. The values assigned to certain acquired assets and liabilities are preliminary, are based on information available as of the date of these unaudited pro forma condensed combined financial statements and may be adjusted as further information becomes available during the measurement period of up to 12 months from the date of the Acquisition. Additional information that relates to facts and circumstances that exist as of the Acquisition Date may subsequently become available and may result in changes in the values allocated to various assets and liabilities. Changes in the fair values of the assets acquired and liabilities assumed during the measurement period may result in material adjustments to goodwill.

The preliminary purchase price allocation is as follows:

(in thousands)
Cash and cash equivalents	$4,167
Inventories	93,008
Other assets	5,727
Total assets	102,902

Accounts payable and accrued construction costs	(7,826)
Accrued expenses and other liabilities	(15,286)
Notes payable	(31,075)
Total liabilities	(54,187)

Net assets acquired (a)	48,715

Preliminary purchase consideration (b)	54,600

Preliminary goodwill (b) - (a)	$5,885

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Under the acquisition method, acquisition-related transaction costs (e.g. advisory, legal, valuation and other professional fees) are not included as consideration transferred. Instead, they are accounted for as expenses in the periods in which the costs are incurred.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements have been prepared to illustrate the effect of the Acquisition and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	To record cash paid out for consideration of $54.6 million, inclusive of $1 million in cash deposited to an escrow account and classified in other assets, $5.9 million of which was used to pay off debt held by Vintage Estate Homes, and $2.7 million of which was used to pay off transaction costs incurred by Vintage Estate Homes

(B)	To record the payoff of Vintage Estate Homes’ accrued restricted unit award, which is to be paid out prior to the Acquisition as a provision of the Purchase Agreement.

(C)	To record the estimated adjustment to step up Vintage Estate Home’s real estate inventory to a fair value of approximately $93.0 million, an increase of $11.9 million from the carrying value. The fair value calculation is preliminary and subject to change. The fair value was determined based on the estimated selling price of the inventory less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. After the Acquisition, the step-up in inventory fair value of $11.9 million will increase cost of sales over approximately 12 months as the inventory is sold.

	Book value	Estimated fair value
	(in thousands)	(in thousands)
Land value step up summary	$40,795	$47,958
Lot option step up summary	1,722	3,481
Vertical WIP step up summary	37,911	40,889
Other real estate inventories	680	680
Total real estate inventories	$81,108	$93,008

(D)	To record preliminary estimate of goodwill.

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(E)	To record the estimated fair value of acquired intangible assets. As part of the preliminary valuation analysis, the Company identified intangible assets consisting of trade names. The fair value of identifiable intangible assets is determined primarily using the income approach, which uses a forecast of the expected future cash flows.

Estimated fair value		Estimated useful life	Incremental first year amortization
(in thousands)		(years)	(in thousands)
Trade names $	1,550	1	$1,550
Total identified intangible assets $	1,550		$1,550

(F)	To record the accrual of Landsea’s and Vintage Estate Homes’s total estimated transaction costs, inclusive of advisory, legal, accounting and auditing fees, and other professional fees of $0.7 million and 2.7 million, respectively, that are deemed to be direct and incremental costs of the Acquisition.

(G)	To record the net adjustment to estimated fair value of the assumed warranty liability.

(H)	To eliminate Vintage Estate Homes’s unamortized deferred financing costs.

(I)	To eliminate Vintage Estate Homes’s historical equity balance.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(AA)	To eliminate historical amortization expense related to the debt paid off as referenced in adjustment (A).

(BB)	To eliminate historical amortization expense related to the deferred financing costs, which were written off as referenced in adjustment (H).

(CC)	To eliminate the transaction costs, inclusive of advisory, legal, accounting and auditing fees and other professional fees of that are deemed to be direct and incremental costs of the Acquisition incurred during the three months ended March 31, 2021 and to add such costs to the pro forma income statement for the year ended December 31, 2020, and to record such estimated costs to the year ended December 31, 2020, based on the pro forma assumed Acquisition date of January 1, 2020. This is a nonrecurring item.

(DD)	To record the amortization expense based on the estimated fair value of acquired intangible assets.

(EE)	Reflects the income tax effect of the historical Vintage Estate Homes taxable income and pro forma adjustments using the estimated blended federal and state statutory tax rate of 26%.

(FF)	To increase cost of sales by the amount of the inventory fair value adjustment as the inventory is expected to be sold within one year of the Acquisition date.

(GG)	To calculate the basic and diluted earnings per share following pro forma adjustments, with no changes to the denominator for the basic and diluted earnings per share calculation.

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